UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
 PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 27, 2007

CENTERLINE HOLDING COMPANY
(Formerly CharterMac)
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or other Jurisdiction of Incorporation)

1-13237	13-3949418
(Commission File Number)	(IRS Employer Identification Number)

625 Madison Avenue, New York, NY 10022
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (212) 317-5700

Not Applicable
(Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Definitive Material Agreement

On December 27, 2007, Centerline Mortgage Capital Inc. and Centerline Mortgage Partners Inc. (collectively, the “Borrowers”), each of which is a subsidiary of Centerline Holding Company (the “Registrant”), entered into a Third Amendment (the “Amendment”) to that certain Warehousing Credit and Security Agreement (the “Credit Agreement”), by and among the Borrowers, certain Lenders, as defined in the Amendment, and Bank of America, N.A.. (“BofA”, and as successor to Citicorp USA, Inc. (“CUSA”) as the agent for the Lenders, the “Agent”). Capitalized terms in the description below, and not otherwise defined herein, will have the meaning ascribed to such terms in the Credit Agreement, as previously filed on Form 8-K on June 6, 2007.

The Amendment amends the Credit Agreement to (i) reflect the assignment of all of CUSA’s rights and obligations as Agent and as a Lender to BofA and (ii) require that the Borrowers  pay the  Lenders a fee (the “Unused Fee”) at the rate of 0.0625% per annum of the amount by which the aggregate principal amount of the advances is less than 50% of the commitment under the Credit Agreement for each day that the daily unused amount of the commitment  equals or exceeds 50% of the commitment then in effect,  The Amendment is attached hereto as Exhibit 10.1 and incorporated herein by reference.  The foregoing description of the Amendment is qualified in its entirety by reference to the full text of such agreement.

Item 9.01.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a).	Financial Statements

Not Applicable

(b).	Pro Forma Financial Information

Not Applicable

(c).	Exhibits

Exhibit 10.1 Third Amendment to the Warehousing Credit and Security Agreement, dated as of December 27, 2007, among Centerline Mortgage Capital Inc., Centerline Mortgage Partners Inc., and Bank of America, NA., as agent for the lenders, and as a lender.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Centerline Holding Company
(Registrant)

Date:	By:	/s/ Marc. D. Schnitzer
Marc. D. Schnitzer
Chief Executive Officer

January 8, 2008

Exhibit Index

Exhibit 10.1 Third Amendment to the Warehousing Credit and Security Agreement, dated as of December 27, 2007, among Centerline Mortgage Capital Inc., Centerline Mortgage Partners Inc., and Bank of America, NA., as agent for the lenders, and as a lender.